UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 10, 2011

China Intelligence Information Systems, Inc.
(Exact name of Registrant as specified in its charter)

NEVADA	333-131017	98-0509797
(State of incorporation	(Commission file number)	(I.R.S. employer identification number)
or organization)

11th Floor Tower B1, Yike Industrial Base, Shunhua Rd,
High-tech Industrial Development Zone, Jinan, China 250101
 (Address of principal executive offices)

Registrant’s telephone number, including area code: 86-(531) 55585742

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Nature of Amendment -   The Registrant is amending Item 4.01 to clarify that there was no reportable event under Item 304(a)(1)(v)(A)-(D) of Regulation S-K . The former accountant has also provided an updated letter which is filed as Exhibit 16.1.

ITEM 4.01    Changes in Registrant’s Certifying Accountant.

On November 14, 2011, the Registrant engaged Friedman LLP (“Friedman”) as Registrant’s new independent accountant. During the two most recent years ended December 31, 2010 and 2009, and any subsequent interim period through September 30, 2011, the Registrant did not consult with Friedman, the newly engaged accountant, regarding any matter described in Item 304(a)(2) of Regulation S-K, including any issue related to Registrant’s financial statements, subject of a disagreement, any reportable event or the type of audit opinion that might be rendered for the Registrant.

             On November 10, 2011, the Registrant’s former independent registered public accountant, Marcum Bernstein & Pinchuk LLP (“Marcum”) was dismissed. The change of independent registered public accountant was approved by the Audit Committee of the Board of Directors and by the Board of Directors of the Registrant.

Marcum did not audit any of the Registrant’s financial statements and therefore did not issue any reports regarding the Registrant’s financial statements. Therefore, Marcum did not issue any reports on the Registrant’s financial statements which contained any adverse opinions or disclaimer of opinions, nor did any reports qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, Marcum did not issue any reports with any disclosure of uncertainty regarding the Registrant’s ability to continue as a going concern.

During the Registrant’s past two fiscal years ended December 31, 2010 and 2009, and in the subsequent interim period through November 10, 2011 (the date of the dismissal  of Marcum), there were no disagreements between the Registrant and Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

During the Registrant’s past two fiscal years ended December 31, 2010 and 2009, and in the subsequent interim period through November 10, 2011 (the date of the dismissal  of Marcum), there was no reportable event under Item 304(a)(1)(v)(A)-(D) of Regulation S-K with Marcum.

The Registrant requested Marcum to furnish a letter addressed to the Securities and Exchange Commission stating whether or not Marcum agrees with the statements with respect to Item 3.04 in this 8-K. A copy of such letter is filed as exhibit 16.1 to this Form 8-K.

ITEM 4.02    Non-Reliance on Previously Issued Financial Statements

The Registrant has identified the following two issues regarding the Registrant’s financial statements for the years ended December 31, 2010 and December 31, 2009 and the quarterly reports for the calendar quarters during 2009 and 2010 and for the period ended March 31, 2011 (the “Prior Periods”), and has determined that errors have occurred and is evaluating the financial impact to the financial statements.  The issues relate to non-cash adjustments. These two issues are:

1.	Accounting for the Company’s investment in 2010 in Shandong Yinquan Investment Holding Limited, a variable interest entity, which had limited operations in the Prior Periods and;

2.	The financial statement impact as a result of the revaluation of the convertible debt and common stock purchase warrants, which were cancelled and redeemed in 2010.

The Registrant’s authorized officers discussed the matters disclosed herein with Marcum, the Registrant’s former independent registered public accountant. As relates to the above, the Registrant concluded as of November 10, 2011 that the Registrant’s financial statements for the Prior Periods should not be relied upon.  In particular, the Registrant concluded that as a result of the accounting for the Company’s investment in the variable interest entity, the financial statements for the quarter ended September 30, 2010, the fiscal year ended December 31, 2010, and the quarter ended March 31, 2011 should not be relied upon.   The Registrant concluded that as a result of the revaluation of the convertible debt and common stock that the financial statements for the Prior Periods should not be relied upon.

Item 8.01    Other Events

On November 17, 2011, the Registrant issued a press release with respect to its engagement of Friedman. A copy of this press release has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

   (d)           Exhibits

Exhibit	Description

No. 16.1	Letter from Marcum Bernstein & Pinchuk LLP dated December 7, 2011
No. 99.1	Press release dated November 17, 2011 by the Registrant.
No. 99.2	Chinese translation of Items 4.01 and 4.02

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CHINA INTELLIGENCE INFORMATION SYSTEMS, INC.

	By:	/s/ Kunwu Li
Dated: December 7, 2011		Kunwu Li, President and Chief Executive Officer